Exhibit 99.2
CHAPEL STEEL CORP. AND AFFILIATE
December 31, 2004
CONTENTS

INDEPENDENT AUDITORS’ REPORT	1

FINANCIAL STATEMENTS
Consolidated Balance Sheet	2
Consolidated Statement of Income and Retained Earnings	3
Consolidated Statement of Cash Flows	4
Notes to Consolidated Financial Statements	5-11

Independent Auditors’ Report
The Board of Directors
Chapel Steel Corp. and
Affiliate Fort Washington, Pennsylvania
We have audited the accompanying consolidated balance sheet of Chapel Steel Corp. and Affiliate as of December 31, 2004, and the related consolidated statements of income and retained earnings, and cash flows for the year then ended. These financial statements are the responsibility of Chapel Steel Corp. and Affiliate’s management. Our responsibility is to express an opinion on these financial statements based on our audit.
We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.
In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Chapel Steel Corp. and Affiliate as of December 31, 2004, and the results of their operations and their cash flows for the year then ended in conformity with accounting principles generally accepted in the United States of America.
As described in Note 9 to the consolidated financial statements, all of the outstanding common stock of Chapel Steel Corp. was sold to an unrelated company on July 1, 2005.
/s/ Kreischer Miller
Horsham, Pennsylvania
March 4, 2005, except for Note 9 as to which the date
   is July 1, 2005

CHAPEL STEEL CORP. AND AFFILIATE
Consolidated Balance Sheet
December 31, 2004

ASSETS
Current assets:
Cash and cash equivalents	$7,281,082
Accounts receivable, trade, net of allowance for doubtful accounts of $505,500	25,495,068
Inventories, net of reserves of $1,651,895	27,214,909
Accounts receivable, related party	61,184
Prepaid expenses and other current assets	2,025,448

Total current assets	62,077,691

Property, plant and equipment, net	7,872,914

Other assets, net	381,075

$70,331,680

LIABILITIES AND SHAREHOLDERS’ EQUITY/PARTNERS’ CAPITAL
Current liabilities:
Obligations under capital leases	$232,235
Accounts payable	4,863,474
Accrued expenses	7,254,455
Customer deposits	678,427
Accrued distributions to shareholders	20,599,140
Loans payable to shareholders	997,875

Total current liabilities	34,625,606

Obligations under capital leases, less current portion	4,364,472
Loans payable to shareholders, less current portion	1,788,626

40,778,704

Shareholders’ equity/partners’ capital:
Common stock, par value $1 per share; 100,000 shares authorized, 1,097 shares issued and 597 shares outstanding	597
Additional paid-in capital	207,247
Treasury stock, 500 shares, at cost	(120,900)
Retained earnings	29,466,032

29,552,976

$70,331,680

See accompanying notes to consolidated financial statements.

CHAPEL STEEL CORP. AND AFFILIATE
Consolidated Statement of Income and Retained Earnings
Year Ended December 31, 2004

Net sales	$273,469,410	100.0%

Cost of goods sold	177,041,670	64.7

Gross margin	96,427,740	35.3

Operating expenses:
Selling, general and administrative	32,550,608	11.9
Warehousing	4,947,905	1.8
Interest	680,070	0.2

	38,178,583	13.9

Net income	58,249,157	21.4%

Retained earnings, beginning of year	17,339,478

Distributions to shareholders	(46,122,603)

Retained earnings, end of year	$29,466,032

See accompanying notes to consolidated financial statements.

CHAPEL STEEL CORP. AND AFFILIATE
Consolidated Statement of Cash Flows
Year Ended December 31, 2004

Cash flows from operating activities:
Net income	$58,249,157
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation	968,861
Allowance for doubtful accounts	63,728
Reserves for inventories	1,568,070
Gain on disposal of property and equipment	(142,680)
Increase in:
Accounts receivable, trade	(5,694,918)
Inventories	(7,791,506)
Prepaid expenses and other current assets	(1,545,498)
Other assets, net	(62,066)
Decrease in:
Accounts payable	(5,680,393)
Accrued expenses	(977,962)
Customer deposits	(2,194,167)

Net cash provided by operating activities	36,760,626

Cash flows from investing activities:
Purchase of property, plant and equipment	(670,311)
Proceeds from disposal of property, plant and equipment	20,260

Net cash used in investing activities	(650,051)

Cash flows from financing activities:
Net repayments of line of credit	(3,018,550)
Distributions paid to shareholders	(25,523,463)
Payments to related parties	(288,480)

Net cash used in financing activities	(28,830,493)

Net increase in cash and cash equivalents	7,280,082

Cash and cash equivalents, beginning of year	1,000

Cash and cash equivalents, end of year	$7,281,082

Supplemental disclosure of cash flow information:
Cash paid during the year for interest	$680,070
Supplemental disclosure of noncash investing and financing activities:
During 2004, the Company financed the purchase of a building with a shareholder note payable, aggregating $1,935,000. The Company also terminated a capital lease with a net book value of $708,165, and a lease obligation of $920,515. The Company also capitalized a lease in the amount of $1,335,399.

See accompanying notes to consolidated financial statements.

CHAPEL STEEL CORP. AND AFFILIATE
Notes to Consolidated Financial Statements
December 31, 2004
(1)	Nature of Business

Chapel Steel Corp. is a distributor and fabricator of steel plates. Chapel Steel Corp.’s headquarters are located in Pennsylvania with warehousing and fabrication facilities in Pennsylvania, Illinois, Alabama, Oregon and Texas. Chapel Steel Corp. sells its products predominantly throughout the United States.

(2)	Summary of Significant Accounting Policies

Principles of Consolidation

The accompanying consolidated financial statements include the accounts of Chapel Steel Corp. and Matrix 2004 Associates, LP (collectively, the Company).

Matrix 2004 Associates, LP (Matrix) was formed during the year ended December 31, 2004 by the majority shareholder of Chapel Steel Corp., along with certain employees of Chapel Steel Corp. During the year ended December 31, 2004, Matrix purchased a building that it leases to Chapel Steel Corp. (see Note 8). Matrix has been consolidated in the accompanying financial statements as of and for the year ended December 31, 2004 in accordance with the provisions of Interpretation No. 46R, Consolidation of Variable Interest Entities, issued by the Financial Accounting Standards Board.

Cash and Cash Equivalents

The Company considers all highly liquid instruments purchased with an original maturity of three months or less to be cash equivalents.

Inventories

Inventories, which consist of finished goods, are stated at the lower of average cost or market. Chapel Steel Corp. records a reserve against inventory to reduce the carrying value to market.

Property, Plant and Equipment

Property, plant and equipment is recorded at cost and is depreciated over the estimated useful lives of the related assets. Leasehold improvements are amortized over the lesser of the term of the related lease or the estimated useful lives of the assets. Depreciation and amortization are computed using the straight-line method.

Maintenance and repairs are charged to operations as incurred. Betterments and renewals are capitalized. Gains or losses resulting from the sale or disposal of property, plant and equipment are included in the consolidated statements of income and retained earnings.
Continued...

CHAPEL STEEL CORP. AND AFFILIATE
Notes to Consolidated Financial Statements
December 31, 2004
(2)	Summary of Significant Accounting Policies, Continued

Treasury Stock

Chapel Steel Corp. classifies repurchased shares of its common stock as treasury stock under the cost method.

Revenue Recognition

Chapel Steel Corp. recognizes revenue on product sales upon transfer of ownership.

Freight-Out

Chapel Steel Corp. records freight-out expenses as a component of cost of products sold. Total freight-out expenses were approximately $7,704,000 for the year ended December 31, 2004.

Advertising

Advertising costs are expensed as incurred. Total advertising expense for the year ended December 31, 2004 was $9,430.

Income Taxes

The shareholders of Chapel Steel Corp. have elected to be taxed under the provisions of Subchapter S of the Internal Revenue Code and under similar provisions of state law. Accordingly, the results of operations of Chapel Steel Corp. will be reflected in the individual income tax returns of the shareholders based upon their proportionate ownership interests.

Matrix is a partnership. Accordingly, the results of operations of Matrix will be reflected in the individual income tax returns of the partners based on their proportionate ownership interests.

Therefore, there is no provision for income taxes recorded in the accompanying consolidated financial statements.

Concentrations of Risk

Financial instruments that potentially subject Chapel Steel Corp. to concentrations of risk consist principally of cash and cash equivalents and accounts receivable. Chapel Steel Corp. places its cash with a national financial institution. At times, such balances may exceed the FDIC insurance limits. Chapel Steel Corp. performs ongoing credit evaluations of its customers and does not generally require collateral. An allowance for doubtful accounts is established based on managements’ review of individual account balances. Historically, bad debt expense has been within management’s estimates.

Approximately 56% of purchases in 2004 were from one vendor.
Continued...

CHAPEL STEEL CORP. AND AFFILIATE
Notes to Consolidated Financial Statements
December 31, 2004
(2)	Summary of Significant Accounting Policies, Continued

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Recent Accounting Pronouncement

In January 2003, the Financial Accounting Standards Board issued Interpretation No. 46, Consolidation of Variable Interest Entities (FIN 46) with the objective of improving financial reporting by companies involved with variable interest entities. FIN 46 clarifies the application of Accounting Research Bulletin No. 51 to certain entities, defined as variable interest entities, in which equity investors do not have characteristics of a controlling financial interest or do not have sufficient equity at risk for the entity to finance its activities without additional subordinated support from other parties. In December 2003, the FASB issued a revision to FIN 46 (FIN 46R) to clarify some of the provisions of FIN 46.

During 2004, Chapel Steel Corp. adopted the provisions of FIN 46R related to Matrix. On January 1, 2005, Chapel Steel Corp. adopted the provisions of FIN 46R related to entities that existed prior to December 31, 2003, as FIN 46R became effective for these entities for the fiscal year beginning January 1, 2005.

(3)	Property, Plant and Equipment

Property, plant and equipment consist of the following at December 31, 2004:

		Estimated
		Useful Lives
		(Years)
Buildings	$7,106,061	10-21
Machinery and equipment	2,899,231	5-7
Office equipment	887,448	5-7
Leasehold improvements	558,278	4-17

	11,451,018

Accumulated depreciation	(3,578,104)

	$7,872,914

Depreciation and amortization expense related to property, plant and equipment for the year ended December 31, 2004 was $968,861.

CHAPEL STEEL CORP. AND AFFILIATE
Notes to Consolidated Financial Statements
December 31, 2004
(4)	Line of Credit

Chapel Steel Corp. has available a $15,000,000 line of credit which requires monthly interest payments on outstanding balances. Chapel Steel Corp. may select either the prime rate minus applicable margin (ranging from zero to 1.25%) or the LIBOR rate plus applicable margin, (ranging from 1.50% to 2.75%) at the time of each borrowing. The applicable margin for both the prime and LIBOR rates vary based on Chapel Steel Corp.’s funded debt to earnings before interest, income taxes, depreciation, and amortization, plus rental payments on capital leases (EBITDAR). The line of credit expires on November 30, 2005. Amounts available under the line of credit are reduced by any outstanding letters of credit. There were no outstanding letters of credit at December 31, 2004.

Advances under the line are required to be the lesser of $15,000,000 or the sum of 80% of qualified accounts receivable and 50% of qualified inventory. The qualified inventory borrowing base may not exceed $7,500,000. The line of credit is collateralized by substantially all of the assets of Chapel Steel Corp. There are certain financial covenants that Chapel Steel Corp. is required to maintain in connection with the line of credit. There are no outstanding borrowings on the line of credit as of December 31, 2004. Interest expense on the line of credit for the year ended December 31, 2004 was $12,891.

(5)	Capital Leases and Lease Commitments

Chapel Steel Corp.’s warehouse buildings are recorded as capital leases and are leased from related parties (see Note 8). Subsequent to 2004, Chapel Steel Corp. terminated its capital lease in Birmingham, Alabama and was relieved of the related capital lease obligation by the lessor. Therefore, as of December 31, 2004, Chapel Steel Corp. recognized a gain on disposal of property and equipment of $212,350, which is included in the accompanying consolidated statement of income and retained earnings. Chapel Steel Corp. capitalized another lease for a warehouse in Birmingham during 2004.

Chapel Steel Corp.’s Birmingham warehouse is leased through August 2014; Chapel Steel Corp.’s Houston, Texas warehouse is leased through January 2016; and Chapel Steel Corp.’s Chicago, Illinois warehouse is leased through November 2018. Chapel Steel Corp. pays all executory costs of the properties in addition to the monthly lease payments.

Interest on the 2004 Birmingham lease has been imputed at a rate of 10.08%, and the net book value of the related property is $1,214,000 at December 31, 2004. Interest on the Houston lease has been imputed at a rate of 8.75%, and the net book value of the related property is $1,930,338 at December 31, 2004. Interest on the Chicago lease has been imputed at a rate of 14.17%, and the net book value of the related property is $815,097 at December 31, 2004. Depreciation of assets recorded under capital leases is included with depreciation expense.
Continued...

CHAPEL STEEL CORP. AND AFFILIATE
Notes to Consolidated Financial Statements
December 31, 2004
(5)	Capital Leases and Lease Commitments, Continued

Interest expense on capital leases amounted to $599,021 for the year ended December 31, 2004.

In addition, Chapel Steel Corp. leases certain equipment under noncancelable operating leases.

At December 31, 2004, the future minimum rental payments under the leases are as follows:

Year Ending
December 31,	Capital	Operating
2005	$702,000	$490,590
2006	702,000	487,844
2007	702,000	294,625
2008	702,000	65,715
2009	702,000	18,168
Thereafter	4,535,500	984

Total minimum lease payment	8,045,500	$1,357,926

Amount representing interest	(3,448,793)

Present value of net minimum payments	4,596,707
Current portion	(232,235)

	$4,364,472

Rental expense related to the operating leases amounted to $645,082 in 2004.

(6)	401(k) Plan

Chapel Steel Corp. maintains a 401(k) plan for its employees. Under this plan, employer contributions for eligible employees are discretionary. Chapel Steel Corp.’s contribution to this plan was $316,592 in 2004.

(7)	Commitments and Contingencies

In accordance with the Shareholders’ Agreement, Chapel Steel Corp. is required to declare and pay mandatory dividends throughout the year based upon its estimated taxable income.
Continued...

CHAPEL STEEL CORP. AND AFFILIATE
Notes to Consolidated Financial Statements
December 31, 2004
(7)	Commitments and Contingencies, Continued

The Company is involved in legal actions of a routine nature incidental to its normal course of business. While legal counsel is unable to determine the ultimate outcome of these matters, based upon information available at this time to the Company, management believes that these matters will not result in any material adverse effect on the Company’s financial position or results of operations.

A portion of Chapel Steel Corp.’s common stock is pledged as collateral under a promissory note between Chapel Steel Corp.’s shareholders.

(8)	Related Party Transactions

Receivables due from related party at December 31, 2004 are $61,184. These amounts relate to certain payments made in advance to the related party and closing costs of certain properties paid by Chapel Steel Corp. on behalf of the related party.

Chapel Steel Corp. has two outstanding loans payable to shareholders. The balance on the first loan at December 31, 2004 is $851,501. Interest on the loan is charged at 7%. The principal balance on the loan is to be repaid at a rate of $100,000 per year through December 31, 2011, with a payment of the remaining balance at December 31, 2012. The terms of the loan require that the outstanding balance and accrued interest shall be accelerated and due immediately upon an initial public offering of Chapel Steel Corp.’s common stock, the occurrence of other changes in control as defined in the related promissory note, or the sale of all or substantially all of Chapel Steel Corp.’s assets.

The second loan originated during the year ended December 31, 2004, and the proceeds were used for the purchase of Chapel Steel Corp.’s Pennsylvania corporate offices. The balance on the loan at December 31, 2004 is $1,935,000. Interest on the loan is charged at 6%. The principal balance on the loan is to be repaid at a rate of $21,482 per month through October 1, 2014, with a payment of the remaining balance at November 1, 2014.

Interest expense on related party loans during 2004 was $58,158.

Chapel Steel Corp. leases its Birmingham, Houston, and Chicago facilities from entities in which certain shareholders have ownership interests. Total expense for these facilities was $877,000 for 2004.

Chapel Steel Corp. signed a consulting agreement effective January 1, 2002 with a shareholder of Chapel Steel Corp. The term of this agreement is through January 1, 2011. The total annual consulting fee payable under the agreement is $52,000, which is payable in equal weekly installments of $1,000.

CHAPEL STEEL CORP. AND AFFILIATE
Notes to Consolidated Financial Statements
December 31, 2004
(9)	Subsequent Events

On May 31, 2005, Chapel Steel Corp. entered into an agreement (the Agreement) to sell all of the issued and outstanding stock of Chapel Steel Corp. to an unrelated company. Chapel Steel Corp. converted to a C corporation for income tax purposes effective July 1, 2005, the date of the sale. The shareholders of Chapel Steel Corp. also entered into non-compete agreements with the buyer. The Agreement also provides the buyer with the option to purchase the real property leased to Chapel Steel Corp. by the related entities as described in Notes 2 and 8 to the consolidated financial statements, for fair market value as determined in accordance with the Agreement.

In connection with the Agreement, the loan payable to shareholder in the amount of $851,501 as described in Note 8 was fully repaid prior to the date of sale.

In connection with the Agreement, the shareholders agreement and pledge of common stock of Chapel Steel Corp. as described in Note 7 as well as the consulting agreement described in Note 8 were terminated.

On June 24, 2005, the line of credit as described in Note 4 was temporarily increased to $30,000,000 and availability limitations based on accounts receivable and inventory were removed. On July 1, 2005, the line of credit was fully repaid and cancelled.

On May 25, 2005, Chapel Steel Corp. adopted an executive compensation plan (the Plan) covering certain key executives of Chapel Steel Corp. Amounts awarded under the Plan were at the discretion of the President of Chapel Steel Corp., and were payable upon a change in ownership control of Chapel Steel Corp. as defined in the Plan. The sale of Chapel Steel Corp., as further described above, triggered payment of all awards under the Plan. The total amount paid under the Plan and other bonuses related to the sale was $20,887,000. The Plan was terminated subsequent to the sale of Chapel Steel Corp. in accordance with the Plan document.